UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

LIN Television Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On February 4, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of LIN TV Corp. (the “Company”) determined the amount of cash bonuses for 2004 performance and 2005 salary to be paid to the Company’s named executive officers and the projected bonus targets for 2005. Bonuses were determined based upon the achievement of certain strategic objectives, Company performance targets identified at the beginning of the year and other subjective factors. The following table sets forth the 2004 cash bonuses and 2005 salary to be paid to the Company’s following named executive officers:

Executive Officer	2004 Bonus	2005 Salary
Vincent L. Sadusky	$240,000	$386,000
Chief Financial Officer and Treasurer

Paul Karpowicz	$250,000	$409,000
Vice President, Television

Gregory M. Schmidt	$184,000	$388,000
Vice President, New Development, General
Council & Secretary

Peter E. Maloney	$106,000	$227,000
Vice President, Finance

     Annual salary amounts for Gary R. Chapman, Chairman, President and Chief Executive Officer are governed by an employment agreement dated January 1, 2002 (filed as Exhibit 10.13 to the Annual report on Form 10-K of LIN Television Corporation for the fiscal year ended December 31, 2001). On February 4, 2005, the Compensation Committee approved a cash bonus to be payable to Mr. Chapman of $800,000 for 2004.

     On February 9, 2005, LIN Television Corporation entered into a definitive agreement to acquire WNDY, the UPN affiliate serving Indianapolis, Indiana and WWHO, the UPN affiliate serving Columbus, Ohio from Viacom, Inc for $85 million in cash which will be funded by a combination of cash on hand and proceeds from the Company’s Senior Credit Facilities. The acquisition agreement provides for customary representations and warranties and closing conditions, including the receipt of applicable regulatory approvals. A copy of the press release announcing the acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

     Mr. Karpowicz and the Company entered into an agreement on February 10, 2005, under which Mr. Karpowicz, in exchange for ownership of an automobile previously purchased by the Company for his use, agreed for a period of one year not to induce certain employees of the Company to leave its employment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 7, 2005 Paul Karpowicz, Vice President, Television resigned from his duties as principal operating officer and as a director of the Company. Mr. Karpowicz and the Company entered into an agreement on February 10, 2005, under which Mr. Karpowicz, in exchange for ownership of an automobile previously purchased by the Company for his use, agreed for a period of one year not to induce certain employees of the Company to leave its employment.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated February 9, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: February 10, 2005	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller

LIN Television Corporation
Date: February 10, 2005	By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 9, 2005.